401 East Jackson St., Suite 3400
                                 Tampa, FL 33602
                         813-222-8555 Fax: 813-222.8560





                CONSENT TO INCLUDE REPORT ON FINANCIAL STATEMENTS
                       AND FINANCIAL STATEMENT SCHEDULE IN
                  ANNUAL REPORT ON FORM 10K AND TO INCORPORATE
                       REPORT ON FINANCIAL STATEMENTS AND
                          FINANCIAL STATEMENT SCHEDULE
                INTO FORM S-8 REGISTRATION STATEMENT BY REFERENCE
                          TO ANNUAL REPORT ON FORM 10K


We consent to the use in this 2003 Annual Report on Form 10K of P-Com, Inc., of our report dated February 26, 2004, except for Note 17, as to which the date is March 4, 2004, on the consolidated financial statements and financial statement schedule of P-Com, Inc. and subsidiaries contained in this Annual Report.

We also consent to the incorporation by reference in the Registration Statement on Form S-8, File No. 333-111511 of our report dated February 26, 2004, except for Note 17, as to which the date is March 4, 2004, appearing in the 2003 Annual Report on Form 10K, on the consolidated financial statements of P-Com, Inc. and subsidiaries for the year ended December 31, 2003 and to the use of our name, and the statements with respect to us, under the heading "Experts" in the Prospectus.


/s/ AIDMAN, PISER & COMPANY, P.A.

Tampa, Florida
March 30, 2004